                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stericycle, Inc. Amended and Restated Incentive Compensation Plan, of our report dated March 20, 1996, except for the first paragraph of Note 7, as to which the date is August 19, 1996, with respect to the Consolidated Financial Statements of Stericycle, Inc. and Subsidiaries for the year ended December 31, 1995, included in the Registration Statement on Form S-1 (Registration No. 333-05665) filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

Chicago, Illinois
March 20, 1997


                                         -19-